UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

HATTERAS CORE ALTERNATIVES TEI FUND, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Hatteras Core Alternatives Fund, L.P.
Hatteras Core Alternatives TEI Fund, L.P.
Hatteras Core Alternatives Institutional Fund, L.P.
Hatteras Core Alternatives TEI Institutional Fund, L.P.
Hatteras Global Private Equity Partners Institutional, LLC
Hatteras VC Co-Investment Fund II, LLC

February 18, 2016

RE: Adjourned Special Meeting

Dear Shareholder:

The Hatteras Special Meeting originally scheduled for January 21, 2016 has been adjourned for the second time to March 10, 2016 due to insufficient responses from shareholders. Additional shareholder participation is needed to avoid further delay and cost. We have received strong support from shareholders and are very close to obtaining the votes required to enact the proposals. To date, your fellow shareholders have voted overwhelmingly “In Favor” of the proposals; however, additional shareholder participation is needed before the adjourned meeting takes place on March 10, 2016.

YOUR VOTE IS VERY IMPORTANT.  THE FUND’S RECORDS INDICATE THAT YOU HAVE NOT VOTED. PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

To simplify matters we have included another copy of the proxy card for your review and convenience. The Funds’ Boards of Managers unanimously recommend that shareholders vote “FOR” the proposals listed in both the proxy statements and on the enclosed copy of your proxy card(s). Should you have any questions regarding the proposals or to vote your shares, please call 1 (866) 342-8763.

Thank you in advance to your attention to this important matter.

Sincerely,

David Perkins

CEO, Hatteras Funds

Voting is easy and will only take a moment of your time. Please take a moment now to cast your vote using one of the options listed below:

1. MAIL your signed and voted proxy back in the postage paid envelope provided

2. ONLINE at the website indicated on the enclosed voting form and follow the online instructions

3. PHONE dial toll-free (888) 227-9349 to reach an automated touchtone voting line

4. LIVE with a live operator when you call toll-free (866) 342-8763 Monday through Friday 9 a.m. to 10 p.m. Eastern time

6601 SIX FORKS ROAD • SUITE 340 • RALEIGH, NORTH CAROLINA 27615

Hatteras Funds Adjournment Script (ANY VOTE ADJOURNMENT SCRIPT)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

The reason for my call is to inform you that the Hatteras Funds Meeting of shareholders that was to take place on January 21, 2016 has been adjourned to March 10, 2016, due to a lack of shareholder participation.

The Board has given us the authorization to record your voting instructions by phone and is recommending a vote “In Favor”, but you may also cast an “Against” or “Abstain” vote.

It is very important that your shares are represented to help avoid additional adjournments.

Would you like to vote In Favor, Against or Abstain?

(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Hatteras Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).
For confirmation purposes:

•    Please state your full name. (Pause)

•    According to our records, you reside in (city, state, zip code). (Pause)

•    To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions please call the toll free number listed on this confirmation. Mr. /Ms.                   , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

What is the meeting about or what are the issues?

To facilitate management of each Fund’s assets, investors are being asked to submit voting instructions on behalf of their shares approving new advisory and/or sub-advisory agreements for their respective Fund(s) to avoid disruption of the Funds’ investment management program.

The Board is recommending a vote “In Favor” of all proposals, but you may also cast an “Against” or “Abstain” vote.

Would you like to vote In Favor, Against or Abstain?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

IF SHAREHOLDER STATES: “WHAT ARE THE PROPOSALS?” OR IS ANGRY OVER NOT HAVING DETAILED REVIEW

I apologize. I would be happy to review the meeting proposals with you specifically.

•      REVIEW DETAILED PROPOSALS FROM PAVLOV

FOR INTERNAL DISTRIBUTION ONLY	Updated 2-17-16